UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  August 13, 2009

  MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24487 (Commission File Number)	77-0322161 (IRS Employer Identification No.)

955 East Arques Avenue
Sunnyvale, CA  94085
(Address of Principal Executive Offices, including zip code)

(408) 530-5000
(Registrant's telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grant to Arthur L. Swift; Form of Stock Unit Award Agreement

On August 13, 2009 (the “Grant Date”), the Compensation Committee (“Compensation Committee”) of the Board of Directors of MIPS Technologies, Inc. (the “Company”) approved the entry into a stock unit award agreement with Arthur L. Swift, the Company’s Vice President of Marketing.   Mr. Swift was granted ten thousand (10,000) restricted stock units, to vest over a three (3) year period with one third (1/3rd) of the restricted stock units vesting on the first three annual anniversaries of the Grant Date.  Within thirty (30) days after each annual vesting date, Mr. Swift will receive one share of the Company’s Common Stock for each vested restricted stock unit that has vested on such vesting date (subject to certain exceptions).  The restricted stock units are granted under the Company’s Amended and Restated 1998 Long-Term Incentive Plan.

On the Grant Date, the Compensation Committee approved the form of stock unit award agreement for time vesting awards, for use by the Company from time to time in connection with awards of stock units to executive officers, employees or directors, including the grant to Mr. Swift discussed above.  The Company’s form of stock unit award agreement for time vesting awards is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits

            10.1     Form of Stock Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIPS TECHNOLOGIES, INC. (Registrant)

Date: August 18, 2009	By:	/s/ MAURY AUSTIN
Name: Maury Austin
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Stock Unit Award Agreement